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                                    DECHERT
                              1775 Eye Street, N.W.
                              Washington, DC 20006
                                 (202) 261-3300

                                  July 31, 2001

The Coventry Group
3435 Stelzer Road
Columbus, OH  43219

Re:    The Coventry Group - The 1st Source Monogram Funds

Dear Sirs:

                  We have acted as counsel for The Coventry Group ("Registrant") and four of its investment series, the 1st Source Monogram Income Equity Fund, the 1st Source Monogram Diversified Equity Fund, the 1st Source Monogram Special Equity Fund and the 1st Source Monogram Income Fund ("Funds"), and are familiar with Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, "Registration Statement"). Registrant is organized as a business trust under the laws of Massachusetts.

                  We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 84 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

                  Based upon the foregoing, we are of the opinion that each Fund's shares proposed to be sold pursuant to Post-Effective Amendment No. 84 to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Funds, as described in Post-Effective Amendment No. 84 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

                  We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 84 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Funds' shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Funds' prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 84 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.


                                              Very truly yours,

                                              /s/ Dechert